Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities

Principal Subsidiaries

Name	Place of Incorporation
Weidai HK Limited	Hong Kong
Weidai Singapore PTE. LTD.	Singapore
Weidai Co., Ltd.	People’s Republic of China
Rymo Technology Industry Limited	Hong Kong
QianTang (Philippines) Lending Inc.	Philippines
Zhejiang Qunshuo Electronics Co., Ltd.	People’s Republic of China
Youxian Weirui Technology Co., Ltd.	People’s Republic of China
Hangzhou Weian Finance Lease Co., Ltd.	People’s Republic of China
Shanghai Zaohui Finance Lease Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entities and Their Subsidiaries

Name	Place of Incorporation
Weidai (Hangzhou) Financial Information Service Ltd.	People’s Republic of China
Yuntuo Group Co., Ltd.	People’s Republic of China
Qianwei (Hangzhou) Technology Co., Ltd.	People’s Republic of China
Ruituo (Hangzhou) Internet Financial Information Services Co., Ltd.	People’s Republic of China
Yiwu Weirui Internet Technology Co., Ltd.	People’s Republic of China
Hangzhou Yiqitou Investment Advisory Co., Ltd.	People’s Republic of China
Liangche (Hangzhou) Internet Technology Co., Ltd.	People’s Republic of China
Hangzhou Yaowei Technology Co., Ltd.	People’s Republic of China
Hangzhou Jiujiu Financial Information Services Co., Ltd.	People’s Republic of China
Hangzhou Hengting Information Consultancy Co., Ltd.	People’s Republic of China
Shanghai Tingji Technology Co., Ltd.	People’s Republic of China
Haikou Chengfan Technology Co., Ltd.	People’s Republic of China
Beihai Hongri Technology Co., Ltd.	People’s Republic of China
Beijing Jiyun Technology Co., Ltd.	People’s Republic of China
Fuzhou Weidai Online Microcredit Co., Ltd.	People’s Republic of China
Harbin Yuntuo Business Management Co., Ltd.	People’s Republic of China
Bazhou Qianfeng Business Management Co., Ltd.	People’s Republic of China
Youxian Qianfeng Business Management Co., Ltd.	People’s Republic of China
Hangzhou Yaohong Technology Co., Ltd.	People’s Republic of China